Exhibit 10.35

Clawback Agreement for Long-Term Incentive Payment

I, understand that Endurance Specialty Holdings Ltd., a Bermuda company, or one of its subsidiaries (the “Company”), will provide me with a cash payment in lieu of my [YEAR] LTI award (the “LTI Payment”) on or prior to [DATE], subject to my execution of this agreement by [DATE].

I agree that in the event that either (i) the Company terminates my employment with the Company for Cause (as defined below) or (ii) I terminate my employment with the Company for any reason and, in either case, the last day of my employment with the Company is on or prior to [DATE], I (A) agree to reimburse the Company on or prior to the last day of my employment with the Company for the total amount of the LTI Payment (gross of taxes) and (B) authorize the Company, to the fullest extent lawfully permissible, to reduce any payment due to me in connection with my employment with the Company, up to the full amount of the unreimbursed portion of the LTI Payment (gross of taxes).

For purposes of this agreement, the term "for Cause" shall mean (i) any intentional act of fraud, embezzlement or theft by me in connection with or in the course of my employment with the Company or my admission or conviction of, or plea of nolo contendere to, (x) a felony or (y) any crime involving moral turpitude, fraud, embezzlement, theft or misrepresentation; (ii) my gross negligence or willful misconduct, resulting in a loss to the Company or any of its subsidiaries or affiliates or (iii) any violation by me of any statutory or common law duty of loyalty to the Company or any of its subsidiaries or affiliates.

All disputes, controversies or claims arising out of, relating to or in connection with this agreement, the LTI Payment, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the rules of the International Chamber of Commerce except as same may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Bermuda and it shall be conducted in the English language. The arbitration shall be conducted by one arbitrator who shall be selected by the agreement of the Company and me or, in the event that the Company and I are unable to agree, by the Appointments Committee of the Chartered Institute of Arbitrators, Bermuda Branch. The arbitral award shall be in writing, shall state reasons for the award, and shall be final and binding on the parties. The award may include an award of costs, including reasonable attorneys’ fees and disbursements. Judgment on the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets.

No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this agreement, or the waiver by any party of any breach of this agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

This agreement contains the entire understanding and agreement of the parties hereto concerning the subject matter hereof, and supersedes all earlier negotiations and understandings, written or oral, between the parties hereto with respect thereto. This agreement may be amended or modified only by a written instrument signed by me and a duly authorized representative of the Company. This agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this agreement or of any other term or provision hereof.

In the event you are an executive officer of the Company who meets the specifications under Rule 3b-7 under the U.S. Securities Exchange Act of 1934, as amended, you hereby acknowledge and agree that the LTI Payment is subject to the Company’s Recoupment Policy and the Company’s remedies under the Recoupment Policy include but are not limited to repayment of the LTI Payment.

This agreement is not a contract of employment, and the terms of my employment or my relationship with the Company shall not be affected in any way by this agreement except as specifically provided herein.

This agreement shall be construed under and be governed in all respects by the laws of the Bermuda, without regard to its conflicts of law principles.